UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2012

Market Leader, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51032

Washington	91-1982679
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034
(Address of principal executive offices, including zip code)

425-952-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2012, the Compensation Committee approved the 2013 performance goals for the annual incentive payments to executive officers. Incentive compensation is based on a percentage of base salary for each executive officer ranging from 45% to 100% depending on level of achievement. The Compensation Committee will assess achievement of the performance goals, determine and approve incentive payments for each executive officer and may adjust incentive payment amounts or award vehicles for executives in its discretion. Executives will not receive a bonus under the Plan if minimum performance targets are not met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: December 21, 2012	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer